Exhibit 99.1

TNS, Inc. to be Acquired by an Affiliate of Siris Capital Group for $21.00 Per Share

RESTON, VA— December 11, 2012 — TNS, Inc. (“TNS” or the “Company”) (NYSE: TNS), a leading global provider of data communications and interoperability solutions, today announced that it has entered into a definitive merger agreement to be acquired by an investor group led by Siris Capital Group (“Siris”) in a transaction valued at approximately $862 million. Siris will acquire all of the outstanding common shares of TNS for $21.00 per share in cash, representing a premium of approximately 44% over the closing price on December 10, 2012 and 47% over TNS’ volume weighted average share price during the 30 days ended December 10, 2012. The transaction is expected to close in the first quarter of 2013.

The TNS Board of Directors—acting upon the recommendation of a Special Committee consisting of independent and disinterested directors after receiving advice from the Special Committee’s outside financial and legal advisors—unanimously approved the transaction and recommended that TNS stockholders approve the transaction. It is expected that members of the TNS senior management team will continue to lead the Company.

“Our Board is confident that this transaction is in the best interests of our stockholders, customers and employees,” said Stephen X. Graham, Chairman of the Special Committee of the TNS Board. “Engaging with Siris will help TNS work toward our goal of transitioning from a legacy network provider to building various value-added data communication applications.”

“Siris believes in the investments that we are making,” said Henry H. Graham, Jr., TNS’ Chief Executive Officer. “Along with today’s announcement, we will continue our product initiatives that can either help our customers cost-effectively navigate the complexities of network evolution or create new revenue opportunities, while providing the same level of exceptional customer service that we are known for.”

TNS offers a broad range of networking, managed connectivity, data communications and value-added services which enable transactions and the exchange of information in diverse industries such as retail, banking, payment processing, telecommunications and the financial markets. Founded in 1990, TNS provides services in over 60 countries across the Americas, Europe and the Asia Pacific region, with its reach extending to many more.

TNS may solicit acquisition proposals from third parties for a 30-day “go-shop” period following the date of the merger agreement. It is not anticipated that any developments will be disclosed with regard to this process unless the TNS Board makes a decision with respect to a potential superior proposal. The merger agreement provides Siris with a customary right to match a superior proposal. There is no guarantee that this process will result in a superior proposal.

The transaction is subject to customary closing conditions, including the receipt of stockholder approval and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, but is not subject to any financing condition. Upon completion of the acquisition, TNS will become a private company, wholly owned by an affiliate of Siris.

Siris has secured committed financing consisting of a combination of equity and debt. The equity financing will be provided by an investor group led by Siris and the debt financing will be arranged by SunTrust Robinson Humphrey, Inc. and Macquarie Capital (USA) Inc.

Greenhill & Co., LLC is acting as financial advisor to the Special Committee of the Board of Directors of TNS and Gibson, Dunn & Crutcher LLP is acting as legal advisor to the Special Committee of the Board of Directors of TNS. UBS Securities LLC and Macquarie Capital (USA) Inc. are acting as financial advisors to Siris and Simpson Thacher & Bartlett LLP is acting as legal advisor to Siris.

The estimated transaction value is calculated as of December 10, 2012 and represents (i) the equity value of the outstanding shares of TNS common stock, including shares underlying outstanding options and restricted stock units with respect to which the merger consideration is expected to be paid pursuant to the terms of the merger agreement, plus (ii) amounts outstanding under the Company’s February 2012 senior secured credit facility and the fair value of contingent consideration on the Company’s balance sheet, less (iii) cash held by the Company. The final transaction value will be determined based upon the actual equity value and actual debt, fair value of contingent consideration and cash balances outstanding on the date on which the transaction is consummated.

About TNS

TNS is a leading global provider of data communications and interoperability solutions.

TNS offers a broad range of networks and innovative value-added services which enable transactions and the exchange of information in diverse industries such as retail, banking, payment processing, telecommunications and the financial markets.

Founded in 1990 in the United States, TNS has grown steadily and now provides services in over 60 countries across the Americas, Europe and the Asia Pacific region, with our reach extending to many more. TNS has designed and implemented multiple data networks which support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods.

For further information about TNS, visit www.tnsi.com.

About Siris Capital Group

Siris Capital Group is a private equity firm focused on complex, control equity investments in the telecom, technology and technology-enabled business service sectors. Working with a team of senior executives in its target industries, Siris identifies, diligences and transforms its portfolio companies into leading players in their respective markets.

Contacts:

Media Inquiries: Brunswick Group Steve Lipin / Shahed Larson (212) 333-3810	Investor Inquiries: Lippert / Heilshorn & Associates Jody Burfening / Carolyn Capaccio (212) 838-3777

Forward-Looking Statements:

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.  The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that competing acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against TNS related to the merger agreement; the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; the disruption of management’s attention from TNS’ ongoing business operations due to the transaction; the effect of the announcement of the transaction on TNS’ relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in TNS’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2012.  TNS undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing TNS’ views as of any date subsequent to December 11, 2012.

Additional Information and Where to Find It:

In connection with the proposed transaction, TNS will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of TNS.  THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: 703-453-8300, or from TNS’ website, http://www.tnsi.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from TNS’ stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction.  Information about TNS’ directors and executive officers and their ownership of TNS’ common stock is set forth in the proxy statement for TNS’ 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  Stockholders may obtain additional information regarding the interests of TNS and its directors and executive officers in the proposed transaction, which may be different than those of TNS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.